UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2019

Allena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38268	45-2729920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Newton Executive Park, Suite 202 Newton, Massachusetts		02462
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 467-4577

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

On June 21, 2019, Allena Pharmaceuticals, Inc. (the “Company”) issued a press release summarizing its participation and presentations at the Oxalosis and Hyperoxaluria Foundation (OHF) International Hyperoxaluria Workshop in Boston, Massachusetts, including a summary of interim data from Study 206, its Phase 2 basket clinical trial of reloxaliase, an orally-administered, recombinant oxalate-degrading enzyme therapeutic candidate. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A summary of these same interim results were first announced by the Company on June 4, 2019, at which time the Company issued a press release and updated its investor slide deck, which press release was filed and which slide deck was furnished in a Current Report on Form 8-K. Due to a transcription error, the Company inadvertently incorrectly stated in this press release the average reduction and range of reduction in plasma oxalate in the four patients with enteric hyperoxaluria treated in Study 206. The individual patient data presented in the updated investor slide deck was correct. A corrected version of the June 4, 2019 press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 21, 2019

99.2	Press Release dated June 4, 2019 (as corrected)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2019	Allena Pharmaceuticals, Inc.

	By:	/s/ Edward Wholihan
Edward Wholihan
Chief Financial Officer